UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2009

PASHMINADEPOT.COM, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-151909	26-1703723
(Commission File Number)	(IRS Employer Identification No.)

9694 Royal Palm Blvd., Coral Springs, Fl 33065
(Address of Principal Executive Offices, Zip Code)

(954) 856-5718
 (Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 13, 2009, the Board of Directors of Pashminadepot.com, Inc., a Florida corporation (the “Company”) appointed Clive Harbutt, as a director of the Company to serve until his successor is duly appointed and qualified. Since April 2004, Mr. Harbutt founded and has been the managing partner of Swiss Investment Consulting Group SA (SICG), an investment consulting and advisory company based in Geneva, Switzerland. SICG works closely with venture capital funds and investors in technology, cleantech and life sciences, providing support on the various non-scientific and technical challenges facing investors and companies as they move forward. Mr. Harbutt is also co-founder of Strategic Impact Consulting Group S.A., which focuses on Lean Six Sigma process improvement, internal controls, system design, implementation and audit.

The Company and SICG are parties to an agreement pursuant to which SICG shall act as the exclusive broker and corporate advisor to the Company for one year until July 2010, at which point the agreement can be terminated by either party upon 30 days’ notice. Upon any successful financing, SICG shall be entitled to 10% of the gross proceeds and common stock warrants to purchase 10% of the number of shares sold to investors. For all the terms of said agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.8. All statements made herein concerning such agreement are qualified by references to said exhibit.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(c)  Exhibits

Exhibit 10.8     Master Capital Raising Agreement dated July 2009 between Swiss Investment Consulting Group SA and Pashminadepot.com, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASHMINADEPOT.COM, INC.

Date: October 19, 2009	By:	/s/Edward Sanders
Name: Edward Sanders
Title: President and Chief Executive Officer,

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